As filed with the Securities and Exchange Commission on June 21, 2002.


                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  June 20, 2002


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


         Florida                         1-13666                59-3305930
(State or other jurisdiction     (Commission file number)     (IRS employer
      of incorporation)                                      identification No.)



                 5900 Lake Ellenor Drive, Orlando, Florida 32809
                    (Address of principal executive offices)



               Registrant's telephone number, including area code:
                                 (407) 245-4000



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.        Other Events.
               ------------

               On June 20, 2002, the Registrant issued a news release entitled "Darden Restaurants Reports Record Annual And Record Fourth Quarter Earnings Per Diluted Share," and a copy is being filed herewith as Exhibit 99.


Item 7.        Financial Statements and Exhibits.
               ---------------------------------

               (c)      Exhibits.

                        Exhibit Number
                        (by reference to
                         Item 601 of
                         Regulation S-K)          Description

                                 99 Press Release dated June 20, 2002, entitled "Darden
                                                  Restaurants Reports Record
                                                  Annual And Record Fourth
                                                  Quarter Earnings Per
                                                  Diluted Share."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  June 20, 2002                       DARDEN RESTAURANTS, INC.



                                            By:      /s/ Paula J. Shives
                                                 -------------------------------
                                                 Paula J. Shives
                                                 Senior Vice President,
                                                 General Counsel and Secretary

                                INDEX TO EXHIBITS


Exhibit Number              Description of Exhibit


        99 Press Release dated June 20, 2002, entitled "Darden Restaurants Reports Record Annual And Record Fourth Quarter Earnings Per Diluted Share."

                                                                  EXHIBIT 99
[OBJECT OMITTED]

Red Lobster(R)Olive Garden(R)Bahama Breeze(R)Smokey Bones(R)
         www.darden.com
                                                                NEWS/INFORMATION
                                                             Corporate Relations
                                                             P.O. Box 593330
                                                             Orlando, FL  32859

                                   Contacts:
                                   (Analysts)  Matthew Stroud     (407) 245-5550
                                   (Media)     Rick Walsh         (407) 245-5366
FOR RELEASE
June 20, 2002
4:30 PM EDT

                  DARDEN RESTAURANTS REPORTS RECORD ANNUAL AND
                RECORD FOURTH QUARTER EARNINGS PER DILUTED SHARE

ORLANDO, FL - June 20 -- Darden Restaurants, Inc. today reported record earnings per diluted share for the fiscal year and fiscal fourth quarter ended May 26, 2002. Earnings per diluted share were $1.30 for the year on earnings after tax of $237.8 million, and 40 cents for the fourth quarter on earnings after tax of $72.9 million. Excluding unusual restructuring credits in the second and fourth quarters, earnings per diluted share were $1.29 for the year, a 22% increase over the prior year, and 40 cents for the fourth quarter, a 21% increase.

Darden, the world's largest casual dining company, said full year sales increased over 9% to $4.4 billion. Fourth quarter sales increased over 8% to $1.2 billion, driven by comparable-restaurant sales gains at Red Lobster and Olive Garden that again exceeded the casual dining industry average as measured by Knapp-Track.

Sales for all reporting periods have been adjusted to reflect recently adopted accounting rules, which require that sales incentives such as coupons and discounts be recorded as reductions to sales rather than marketing expenses. All earnings per share results and outstanding shares have been adjusted to reflect the 3 for 2 stock split in the form of a 50% share dividend that was paid on May 1, 2002 for shareholders of record as of April 10, 2002.

"This was another year of strong performance at Darden Restaurants, capped off by an outstanding fourth quarter," said Joe R. Lee, Chairman and Chief Executive Officer. "We prepared well for the economic softness that existed for much of the year, with effective strategies that included an even stronger focus on operating excellence as well as attractive advertising and appealing promotions. And, in a year marked by unimaginable loss in our nation, the people of Darden Restaurants were great sources of support to our guests, to our friends and neighbors and to one another. Their spirit of service, our trusted brands and our powerful combination of leadership breadth and financial strength give me confidence we will achieve our vision of being the best in casual dining, now and for generations."

Highlights for the year and quarter ended May 26, 2002, include the following:

o Earnings after tax were $237.8 million, or $1.30 per diluted share for the fiscal year, and $72.9 million, or 40 cents per diluted share, for the fourth quarter. These results include unusual items totaling approximately $1.6 million after-tax, which include after-tax restructuring credits of $1.4 million in the second quarter and $184,000 in the fourth quarter. The credits reflect the reversal of a portion of the Company's fiscal 1997 restructuring reserve, primarily because of favorable lease terminations.

                                     -MORE-

o Excluding the unusual credits, earnings after tax for the fiscal year were $236.2 million, or $1.29 per diluted share, on sales of $4.4 billion. Last year, earnings after tax were $197.0 million, or $1.06 cents per diluted share, on sales of $4.0 billion.

o Excluding the unusual credit, earnings after tax for the fourth quarter were $72.8 million, or 40 cents per diluted share, on sales of $1.2 billion. Last year, earnings after tax were $61.0 million, or 33 cents per diluted share, on sales of $1.1 billion.

o    Olive Garden's  same-restaurant sales increased 5.3% in the fourth quarter,
     its  31st  consecutive  quarter  of  comparable-restaurant   sales  growth,
     bringing Olive Garden's increase for the fiscal year to 6.3%.

o    Red Lobster's  same-restaurant  sales rose 3.7% in the fourth quarter,  its
     18th  consecutive  quarter  of  comparable-restaurant   sales  growth,  and
     resulted in a 6.2% increase for the year.

o Bahama Breeze opened three restaurants during the quarter, bringing its total number of restaurants to 29, and its sales for the full fiscal year exceeded $125 million.

o Smokey Bones BBQ Sports Bar also opened three restaurants during the quarter and, with ten openings for the full fiscal year, more that doubled in size to 19 restaurants in operation.

o Darden purchased 1.4 million shares of its common stock in the fourth quarter, bringing the total number of shares repurchased during the year to 9 million.

Operating Highlights

OLIVE GARDEN'S fourth quarter sales of $484.3 million were 9.6% above prior year; driven by a 5.3% same-restaurant sales increase and increased revenues from 19 new restaurants opened in fiscal 2002. This is the 31st consecutive quarter of comparable-restaurant sales growth for Olive Garden, and builds on a 7.1% increase in the fourth quarter last year. Olive Garden's total sales for the fiscal year were $1.86 billion, up 9.5% from the prior year, and its annual average sales per restaurant increased to $3.9 million - both record levels. Olive Garden had a double-digit percentage increase in operating profit for the 7th consecutive fiscal year, reaching a new high in operating profit as well.

"It was another rewarding year for our company," said Drew Madsen, President of Olive Garden. "The Olive Garden guest experience has never been stronger, and this operating excellence is supported by solid marketing that continues to build the brand and fuel guest count growth. Our team keeps demonstrating the power of providing our guests with a genuine Italian dining experience, which we define as fresh, simple, delicious Italian food, accompanied by great wine in a home-like Italian setting, where you're treated like family."

RED LOBSTER'S fourth quarter sales of $626.9 million were 5.2% above prior year, propelled by a 3.7% same-restaurant sales increase. This 18th consecutive quarter of growth comes on top of Red Lobster's 3.8% same-restaurant sales increase in last year's fourth quarter. Total sales of $2.34 billion for the fiscal year were 7.1% above last year and average sales per restaurant for the year were $3.5 million - record levels for Red Lobster. Operating profit for the fiscal year increased at a double-digit percentage rate and established a new record for Red Lobster.

                                     -MORE-

"It was a terrific year," said Edna Morris, President of Red Lobster. "In our 34th year, Red Lobster remains a trusted brand; and we're strengthening our brand with significant improvements in our look, our culinary and beverage offerings and our service. A key element is the stability, expertise and commitment of our crew. Inspired by a passion for providing hospitality you can taste and touch, they are delivering to our guests a fresh approach to casual dining with great seafood, good times and hospitality."

BAHAMA BREEZE opened three restaurants during the quarter bringing the total number in operation to 29 restaurants. The latest restaurants are located in Indianapolis, Las Colinas (Dallas, TX) and Schaumburg (Chicago, IL). Bahama Breeze now operates restaurants in 20 different markets located in 16 states, and delivered annual sales of over $125 million in fiscal 2002. Bahama Breeze expects to open between six and ten restaurants in fiscal 2003.

SMOKEY BONES BBQ SPORTS BAR opened three restaurants during the quarter, and now has 19 units in operation. The newest are in Bowling Green, KY, Tallahassee, FL and Melbourne, FL. Annual sales for Smokey Bones were over $42 million in fiscal 2002, and it plans to open 20 to 25 restaurants in fiscal 2003.

Other Actions

Darden continued the buyback of its common stock, purchasing 1.4 million shares in the fourth quarter. Since commencing its repurchase program in December 1995, the Company has repurchased a total of 87.7 million shares under authorizations totaling 96.9 million shares.

The Board of Directors announced that the Company's Annual Meeting of Shareholders will be held on September 19, 2002 at the Gaylord Palms Resort in Kissimmee, FL. The Board of Directors declared July 22, 2002 as the record date for shareholders entitled to vote at the Annual Meeting.

May 2002 Same-Restaurant Sales Results

Darden reported same-restaurant sales for the four-week May fiscal month ended May 26, 2002. This period is the last month of the Company's fiscal 2002 fourth quarter.

Same-restaurant sales at Olive Garden were up 8% to 9% for the month, driven by a 3% to 4% increase in guest counts. Average check increased 4% to 5% due to a 2% increase in pricing and a 2% to 3% increase from menu mix changes. Olive Garden's "Chicken and Shrimp Limone" was featured from April 8 to May 5 and that feature was resumed from May 13 to May 26. In fiscal May of last year, Olive Garden had a 3% to 4% same-restaurant sales increase and promoted its "Tour of Italy" featured at $9.95.

Same-restaurant sales at Red Lobster were up 6% to 7% for the month driven by a 4% increase in guest counts and growth of 2% to 3% in check average. The average check increase resulted from a 1% to 2% increase in pricing and 1% increase from menu mix changes. Red Lobster's Lobsterfest promotion, which began February 18, continued through May 5. This was followed by a new promotion, "Jumbo Shrimp Combo" for $12.99, which started on May 20 and will continue through June 30. In fiscal May of last year, Red Lobster recorded a 3% to 4% same-restaurant sales increase and its Lobsterfest promotion ran for the first week of the month.

Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones BBQ Sports Bar restaurants with annual sales of $4.4 billion.

                                     -MORE-

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the company with the Securities and Exchange Commission.

                            DARDEN RESTAURANTS, INC.
                              NUMBER OF RESTAURANTS

        05/27/01                                                        05/26/02
        --------                                                        --------
             629               Red Lobster USA                               636
              32               Red Lobster Canada                             31
              --                                                              --
             661               Total Red Lobster                             667

             472               Olive Garden USA                              490
               5               Olive Garden Canada                             6
               -                                                               -
             477               Total Olive Garden                            496

              21               Bahama Breeze                                  29

               9               Smokey Bones BBQ                               19
          ------                                                           -----

           1,168               Total Restaurants                           1,211


                                      -END-

                            DARDEN RESTAURANTS, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (In Thousands, Except per Share Data)
                                   (Unaudited)

                                                               13 Weeks Ended                    52 Weeks Ended

                                                         05/26/2002      05/27/2001         05/26/2002       05/27/2001
                                                         ----------      ----------         ----------       ----------


Sales                                                    $1,162,373      $1,074,032         $4,368,701       $3,992,419
Costs and Expenses:
  Cost of sales:
     Food and beverage                                      369,277         360,286          1,384,481        1,302,926
     Restaurant labor                                       353,282         326,368          1,373,416        1,261,837
     Restaurant expenses                                    166,003         149,865            626,702          599,670
       Total Cost of Sales                                  888,562         836,519          3,384,599        3,124,433
  Selling, general and administrative                       111,803          98,503            420,947          389,240
  Depreciation and amortization                              43,393          38,347            165,829          146,864
  Interest, net                                              10,213           8,085             36,585           30,664
  Restructuring credit (1)                                     -299              --             -2,568               --
           Total Costs and Expenses                       1,053,672         981,454          4,005,392        3,691,201
Earnings before Income Taxes                                108,701          92,578            363,309          301,218
Income Taxes                                                -35,752         -31,567           -125,521         -104,218
Net Earnings                                                $72,949         $61,011           $237,788         $197,000

Net Earnings per Share:
  Basic                                                       $0.42           $0.35              $1.36            $1.10
  Diluted                                                     $0.40           $0.33              $1.30            $1.06

Average Number of Common Shares Outstanding:
  Basic                                                     172,700         176,800            174,700          179,600
  Diluted                                                   182,200         184,000            183,500          185,600

Note:
(1) Earnings before restructuring credit were as follows:
                                                               13 Weeks Ended                     52 Weeks Ended

                                                          5/26/2002       5/27/2001          5/26/2002        5/27/2001
                                                          ---------       ---------          ---------        ---------

Pretax Earnings before Restructuring Credit                $108,402         $92,578           $360,741         $301,218
Income Taxes                                                -35,637         -31,567           -124,530         -104,218

Earnings before Restructuring Credit                        $72,765         $61,011           $236,211         $197,000

Earnings per Share before Restructuring Credit:
  Basic                                                       $0.42           $0.35              $1.35            $1.10
  Diluted                                                     $0.40           $0.33              $1.29            $1.06


                            DARDEN RESTAURANTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)
                                   (Unaudited)

                                                                            5/26/2002           5/27/2001
                                                                            ---------           ---------

ASSETS
Current Assets:
   Cash and cash equivalents                                                 $152,875             $61,814
   Short-term investments                                                       9,904                  --
   Receivables                                                                 29,089              32,870
   Inventories                                                                172,413             148,429
   Net assets held for disposal                                                10,047              10,087
   Prepaid expenses and other current assets                                   23,076              26,942
   Deferred income taxes                                                       52,127              48,000
       Total Current Assets                                                  $449,531            $328,142
Land, Buildings and Equipment                                               1,920,768           1,779,515
Other Assets                                                                  159,437             108,877
       Total Assets                                                        $2,529,736          $2,216,534

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                                          $160,064            $156,859
   Short-term debt                                                                 --              12,000
   Current portion of long-term debt                                               --               2,647
   Accrued payroll                                                             87,936              82,588
   Accrued income taxes                                                        68,504              47,698
   Other accrued taxes                                                         30,474              27,429
   Other current liabilities                                                  254,036             225,037
       Total Current Liabilities                                             $601,014            $554,258
Long-term Debt                                                                662,506             517,927
Deferred Income Taxes                                                         117,709              90,782
Other Liabilities                                                              19,630              20,249
       Total Liabilities                                                   $1,400,859          $1,183,216

Stockholders' Equity:
   Common stock and surplus                                                $1,474,054          $1,405,799
   Retained earnings                                                          760,684             532,121
   Treasury stock                                                          -1,044,915            -840,254
   Accumulated other comprehensive income                                     -12,841             -13,102
   Unearned compensation                                                      -46,108             -49,322
   Officer notes receivable                                                    -1,997              -1,924
       Total Stockholders' Equity                                          $1,128,877          $1,033,318
             Total Liabilities and Stockholders' Equity                    $2,529,736          $2,216,534


                            DARDEN RESTAURANTS, INC.
                   FOURTH QUARTER FY 2002 FINANCIAL HIGHLIGHTS
                      (In Millions, Except per Share Data)
                                   (Unaudited)



                                                             13 Weeks Ended                      52 Weeks Ended

                                                        5/26/2002      5/27/2001            5/26/2002         5/27/2001
                                                        ---------      ---------            ---------         ---------

Sales                                                    $1,162.4       $1,074.0             $4,368.7          $3,992.4

Net Earnings (1)                                            $72.9          $61.0               $237.8            $197.0

Net Earnings per Share (1):
  Basic                                                     $0.42          $0.35                $1.36             $1.10
  Diluted                                                   $0.40          $0.33                $1.30             $1.06

Average Number of Common Shares Outstanding:
  Basic                                                     172.7          176.8                174.7             179.6
  Diluted                                                   182.2          184.0                183.5             185.6

Note:
(1) Earnings before restructuring credit were as follows:

Earnings before Restructuring Credit                        $72.8          $61.0               $236.2            $197.0

Earnings per Share before Restructuring Credit:
   Basic                                                    $0.42          $0.35                $1.35             $1.10
   Diluted                                                  $0.40          $0.33                $1.29             $1.06
